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
Morgan Stanley Institutional Funds
Rule 10f-3 Transactions (Purchase of Securities by Portfolio From an Underwriting
 Syndicate in which an Affiliate is a Member) (1) January 1, 2001 - June 30, 2001
                                                                                       AMOUNT
                                                                                         OF
                       PARTICIPATING       TRADE PRICE/ AMOUNT        PURCHASED         OFFER
   UNDERWRITING     PORTFOLIO(s)/FUND(s)   DATE   SHARE PURCH.           FROM           (000)
Republic of BrazilMSIF Emerging Markets De1/4/01 98.895      850Bear Stearns          $1,500,00
                                                             850
KPMG Consulting InMSIF Equity Growth      2/7/01 18.000   40,200Merrill Lynch
                  MSIF Small Company Growth      18.000    6,800Merrill Lynch
                  MSIF Focus Equity              18.000    4,800JP Morgan Securities
                  MSIF Technology                18.000    3,400Lehman Brothers
                                                          57,200
Riverstone BetworkMSIF Small Company Growt2/15/0112.000      200Lehman Brothers
                  MSIF Equity Growth             12.000      800Lehman Brothers
                  MSIF Focus Equity              12.000      100Salomon Smith Barney
                  MSIF Technology                12.000      100Salomon Smith Barney
                                                           1,200
Fischer ScientificMSIF Small Company Growt5/3/01 24.00    32,200CS First Boston, Goldm 12,000
                                                                Sachs
                                                          32,200
Peabody Energy CorMSIF Small Company Growt5/21/0128.00     6,700Warburg Dillon Read
                  MSIF Value Equity Portfolio    28.00     3,400A.G. Edwards and Sons Inc
                  MSIF Equity Growth Portfolio   28.00    37,000Lehman Brothers
                  MSIF Focus Equity Portfolio    28.00     3,600Lehman Brothers
                  MSIF Technology Portfolio      28.00     2,500Lehman Brothers
                                                          53,200
Inditex           MSIF International Magnu5/22/0114.70     5,800Salomon Smith Barney
                                                           5,800
Willis Group HoldiMSIF Small Co. Growth   6/11/0113.50     6,200Merrill Lynch , New York
                  MSIF Value Equity Portfolio    13.50     3,000JP Morgan Securities
                  MSIF Equity Growth Portfolio   13.50    32,000Salomon Smith Barney
                  MSIF Focus Equity Portfolio    13.50     3,200Salomon Smith Barney
                  MSIF Technology Portfolio      13.50     2,000Salomon Smith Barney
                                                          46,400
Embraer Aircraft  MSIF Emerging Markets   6/12/0138.90    48,900Merrill Lynch , CS First Bos
                  MSIF Latin American            38.90     4,200Merrill Lynch , CS First Bos
                                                          53,100
Kraft Foods       MSIF Small Company Growt6/12/0131.00    60,400Warburg Dillon Read
                  MSIF Value Equity Portfolio    31.00    29,600Warburg Dillon Read
                  MSIF Equity Growth Portfolio   31.00   316,200Sanford Bernstein
                  MSIF Focus Equity Portfolio    31.00    31,200JP Morgan Securities
                  MSIF Technology Portfolio      31.00    19,600Williams Capital

                                                         457,000




Odyssey Re HoldingMSIF Small Company Growt6/13/0118.00     9,300CIBC World Markets
                  MSIF Equity Growth Portfolio   18.00    48,400Montgomery Securities
                  MSIF Focus Equity Portfolio    18.00     4,800CIBC World Markets
                  MSIF Technology Portfolio      18.00     3,000CIBC World Markets

                                                          65,500




Tellium Inc.      MSIF Small Company Growt6/17/0115.00       400Warburg Dillon Read
                  MSIF Value Equity Portfolio    15.00       200CIBC World Markets
                  MSIF Equity Growth Portfolio   15.00     2,100Warburg Dillon Read
                  MSIF Focus Equity Portfolio    15.00       200Thomas Weisel Partners
                  MSIF Technology Portfolio      15.00       200Thomas Weisel Partners

                                                           3,100




Statoil           MSIF Global Equity Portf6/18/0169.00    32,200Warburg Dillon Read
                  MSIF International Magnum      69.00    38,500Warburg Dillon Read
                  MSIF European Value Equity     69.00    30,000Warburg Dillon Read

                                                         100,700
Korea Telecom ADR MSIF Emerging Markets   6/27/0120.200  388,400UBS Warburg
                  MSIF Asian Equity Portfolio    20.200   13,300UBS Warburg
                                                         401,700
Arab Republic of  MSIF Emerging Markets De6/29/0199.88 3,300,000Merrill Lynch
 Egypt                                                 3,300,000
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